Exhibit 99.1
FOR IMMEDIATE RELEASE

Q2 Holdings, Inc. Announces Second Quarter 2025 Financial Results

AUSTIN, Texas (July 30, 2025)—Q2 Holdings, Inc. (NYSE: QTWO), a leading provider of digital transformation solutions for financial services, today announced results for its second quarter ending June 30, 2025.

GAAP Results for the Second Quarter 2025

•Revenue of $195.1 million, up 13 percent year-over-year and 3 percent from first quarter 2025.

•GAAP gross margin of 53.6 percent, up from 50.2 percent in the prior-year quarter and 53.2 percent in first quarter 2025.

•GAAP net income of $11.8 million compared to GAAP net loss of $13.1 million for the prior-year quarter and GAAP net income of $4.8 million for first quarter 2025.

Non-GAAP Results for the Second Quarter 2025

•Non-GAAP gross margin of 57.5 percent, up from 55.7 percent for the prior-year quarter and down from 57.9 percent in first quarter 2025.

•Adjusted EBITDA of $45.8 million, up from $29.9 million for the prior-year quarter and $40.7 million from first quarter 2025.

For a reconciliation of our GAAP to non-GAAP results, please see the tables below.

“We finished the first half of the year with solid sales execution and financial results,” said Q2 Chairman and CEO Matt Flake. “Second quarter bookings included meaningful renewals and expansions, underscoring the long-term value our platform delivers. We also saw continued demand for our risk and fraud solutions, which were a major focus at CONNECT, our annual customer conference, where customers expressed their commitment to innovation, efficiency, and growth. With the strength of our recent execution and a healthy pipeline, we’re confident in our ability to deliver on our profitable growth strategy for the remainder of the year."

Second Quarter Highlights

•Signed six Tier 1 contracts in the quarter highlighted by:
◦An expansion agreement with a Top 100 U.S. bank to add retail digital banking, complementing existing commercial solutions on our platform.
◦An expansion agreement with a Top 100 U.S. bank to broaden use of our relationship pricing solutions across its full customer base following an acquisition.
◦A digital banking contract with a new Tier 1 customer to utilize our retail digital banking solutions.
◦A relationship pricing contract with a new Tier 1 customer.

•Subscription Annualized Recurring Revenue increased to $716.0 million, up 13 percent year-over-year.

•Remaining Performance Obligations total, or Backlog, increased by $61 million sequentially and $403 million year-over-year, resulting in a total committed Backlog of approximately $2.4 billion at quarter-end, representing 3 percent sequential growth and 21 percent year-over-year growth.

Customers Remain Focused on Investing In Strategic Digital Initiatives at Q2's Annual Customer Conference

Q2 hosted its highest-attended CONNECT customer conference to date, where its customers underscored increasing focus on fraud mitigation, commercial banking innovation, and platform extensibility. The event served as a showcase for advancements across the entire Q2 portfolio and reinforced the Company’s position as a strategic partner to financial institutions navigating today’s rapidly evolving digital landscape.

Fraud and risk innovation was a key focus at the conference, as financial institutions face increasingly sophisticated attacks and a fragmented vendor landscape. Q2 positions its access to customer lifecycle data and integrated workflow management, enabled by its single-platform architecture, as key differentiators in its approach to fraud prevention within this segment.

Commercial innovation also drew strong interest from customers attending the conference. By supporting retail, small business, and commercial banking from a unified platform, Q2 enables institutions to scale without complex migrations. The Company also introduced a new direct ERP integration product that embeds Q2 functionality into corporate ERP systems and is designed to enhance automation and security, improve reconciliation, and help institutions compete upmarket.

Q2 Innovation Studio remained a standout, with over 85% of Q2’s digital banking customers now leveraging the ecosystem. At CONNECT, customers shared real-world outcomes from partner solutions offered through Q2 Innovation Studio, including an over 50% reduction in account takeover fraud, material deposit growth from personalized CD campaigns, and significant customer support deflection through AI-powered chat tools—demonstrating how leveraging the ecosystem of tools we offer through Q2 Innovation Studio can drive efficiency, growth, and differentiation at scale.

“We were pleased to deliver another strong quarter, highlighted by both revenue and adjusted EBITDA results above the high end of our guidance," said Q2 CFO Jonathan Price. "The quarter demonstrated solid execution as we continue to scale the business efficiently and expand our recurring revenue base. Based on our year-to-date performance and outlook for the rest of the year, we are raising our full-year guidance across revenue, adjusted EBITDA, and free cash flow conversion."

Financial Outlook

As of July 30, 2025, Q2 Holdings is providing guidance for its third quarter of 2025 and updated guidance for its full year 2025, which represents Q2 Holdings’ current estimates on Q2 Holdings’ operations and financial results. The financial information below includes adjusted EBITDA, which represents forward-looking, non-GAAP financial information. GAAP net income (loss) is the most comparable GAAP measure to adjusted EBITDA. Adjusted EBITDA differs from GAAP net income (loss) in that it excludes items such as depreciation and amortization, stock-based compensation, transaction-related costs, interest and other (income) expense, income taxes, lease and other restructuring charges, and non-recurring legal settlements not in our ordinary course of business. Q2 Holdings is unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort. Therefore, Q2 Holdings has not provided guidance for GAAP net income (loss) or a reconciliation of the forward-looking adjusted EBITDA guidance to GAAP net income (loss). However, it is important to note that these excluded items could be material to Q2's results computed in accordance with GAAP in future periods.

Q2 Holdings is providing guidance for the third quarter of 2025 as follows:

•Total revenue of $196.0 million - $200.0 million, which would represent year-over-year growth of 12 to 14 percent.

•Adjusted EBITDA of $44.0 million - $47.0 million, representing 22 to 24 percent of revenue for the quarter.

Q2 Holdings is providing updated guidance for the full-year 2025 as follows:

•Total revenue of $783.0 million - $788.0 million, which would represent year-over-year growth of 12 to 13 percent.

•Adjusted EBITDA of $177.0 million - $181.0 million, representing 23 percent of revenue for the year.

Conference Call Details

Date:	Wednesday, July 30, 2025
Time:	5:00 p.m. EDT
Hosts:	Matt Flake, Chairman & CEO / Jonathan Price, CFO / Kirk Coleman, President
Conference Call Registration:	https://registrations.events/direct/Q4I60810257
Webcast Registration:	https://events.q4inc.com/attendee/591091412

All participants must register using the above links (either the webcast or conference call). A webcast of the conference call and financial results will be accessible from the investor relations section of the Q2 website at http://investors.Q2.com/. In addition, a live conference call dial-in will be available upon registration. Participants should dial in at least 10 minutes before the start of the conference call. An archived replay of the webcast will be available on this website for a limited time after the call. Q2 has used, and intends to continue to use, its investor relations website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About Q2 Holdings, Inc.

Q2 is a leading provider of digital transformation solutions for financial services, serving banks, credit unions, alternative finance companies, and fintechs in the U.S. and internationally. Q2 enables its financial institution and fintech customers to provide comprehensive, data-driven digital engagement solutions for consumers, small businesses and corporate clients. Headquartered in Austin, Texas, Q2 has offices worldwide and is publicly traded on the NYSE under the stock symbol QTWO. To learn more, please visit Q2.com. Follow us on LinkedIn and X to stay up to date.

Use of Non-GAAP Measures

Q2 uses the following non-GAAP financial measures: adjusted EBITDA; adjusted EBITDA margin; non-GAAP gross margin; non-GAAP gross profit; non-GAAP sales and marketing expense; non-GAAP research and development expense; non-GAAP general and administrative expense; non-GAAP operating expense; non-GAAP operating income (loss); and free cash flow. Beginning in the year ended December 31, 2024, because there was no impact of purchase accounting on revenue, our non-GAAP total revenue is now equivalent to our GAAP total revenue, and we have therefore not reported non-GAAP total revenue. Management believes that these non-GAAP financial measures are useful measures of operating performance because they exclude items that Q2 does not consider indicative of its core performance.

In the case of adjusted EBITDA, Q2 adjusts net income (loss) for such items as interest and other (income) expense, taxes, depreciation and amortization, stock-based compensation, transaction-related costs, lease and other restructuring charges, and non-recurring legal settlements not in our ordinary course of business. In the case of adjusted EBITDA margin, Q2 calculates adjusted EBITDA margin by dividing adjusted EBITDA by revenue. In the case of non-GAAP gross margin and non-GAAP gross profit, Q2 adjusts gross profit and gross margin for stock-based compensation, amortization of acquired technology, transaction-related costs and lease and other restructuring charges. In the case of non-GAAP sales and marketing expense and non-GAAP research and development expense, Q2 adjusts the corresponding GAAP expense to exclude stock-based compensation. Non-GAAP general and administrative expense excludes stock-based compensation and non-recurring legal settlements not in our ordinary course of business. Non-GAAP operating expense is calculated by taking the sum of non-GAAP sales and marketing expenses, non-GAAP research and development expense and non-GAAP general and administrative expense. In the case of non-GAAP operating income (loss), Q2 adjusts operating income (loss), for stock-based compensation, transaction-related costs, amortization of acquired technology, amortization of acquired intangibles, lease and other restructuring charges and non-recurring legal settlements not in our ordinary course of business. In the case of free cash flow, Q2 adjusts net cash provided by (used in) operating activities for purchases of property and equipment and capitalized software development costs. There was no deferred revenue reduction from purchase accounting or transaction-related costs in either of the three or six months ended June 30, 2025 or 2024.

There are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, do not reflect a comprehensive system of accounting and may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies. Certain items that are excluded from these non-GAAP financial measures can have a material impact on operating and net income (loss). As a result, these non-GAAP financial measures have limitations and should be considered in addition to, not as a substitute for or superior to, the closest GAAP measures or other financial measures prepared in accordance with GAAP. A reconciliation to the closest GAAP measures of these non-GAAP measures is contained in tabular form on the attached unaudited condensed consolidated financial statements.

Q2’s management uses these non-GAAP measures as measures of operating performance; to prepare Q2’s annual operating budget; to allocate resources to enhance the financial performance of Q2’s business; to evaluate the effectiveness of Q2’s business strategies; to provide consistency and comparability with past financial performance; to facilitate a comparison of Q2’s results with those of other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results; and in communication with our board of directors concerning Q2’s financial performance.

Forward-looking Statements

This press release contains forward-looking statements and forward-looking information. These statements can be identified by expressions of belief, expectation or intention, as well as statements that are not historical fact, including statements about: the enduring value of our solutions to our customers; the criticality of our technology; our innovation services, opportunities and expansion; our diverse customer base; our resilient business model; our robust pipeline; strong momentum and demand for our risk and fraud services; our ability to navigate the current market environment and deliver on our financial expectations throughout 2025 and beyond; bookings renewals and expansion; anticipated renewal opportunities ahead; the ability of our solutions to address critical industry concerns, while enhancing our customers' competitive positions, community service capabilities and risk management across various market conditions; our ability to maintain strong demand for our solutions; the continued strength of our financial model and performance; the ability of our scale and progress on profitability to provide a high degree of visibility and stability; our strong financial foundation; our ability to capitalize on market opportunities, navigate potential challenges and continue delivering long-term value for our shareholders as we execute our profitable growth strategy throughout 2025 and beyond; and our quarterly and annual financial guidance.

The forward-looking statements contained in this press release are based upon our historical performance and our current plans, estimates and expectations and are not a representation that such plans, estimates or expectations will be achieved. Factors that could cause actual results to differ materially from those described herein include risks related to: (a) the risks associated with continued uncertainty regarding U.S. tariffs and trade measures and resulting market volatility, including in the financial services sector, potential inflationary pressures and the impact of any monetary policy changes that may be implemented as a result, the possibility and potential impact of any retaliatory tariffs and the impact on the valuation of marketable securities; (b) the risks associated with cyberattacks, financial transaction fraud, data and privacy breaches and breaches of security measures within our products, systems and infrastructure or the products, systems and infrastructure of third parties upon which we rely and the resultant costs and liabilities and harm to our business and reputation and our ability to sell our solutions; (c) the impact of and our ability to respond to global economic uncertainties and challenges or changes in the financial services industry and credit markets, including as a result of mergers and acquisitions within the banking sector, inflationary pressures, elevated and fluctuating interest rates, instability in the financial services industry, any changes to, or new, financial regulations and their potential impacts on our prospects' and customers' operations, increased acceptance and use of emerging financial products, such as cryptocurrencies or stablecoin, the timing of prospect and customer implementations and purchasing decisions, our business sales cycles and on account holder or end user, or End User, usage of our solutions; (d) the risk of increased or new competition in our existing markets and as we enter new markets or new segments of existing markets, or as we offer new solutions; (e) the risks associated with the development of our solutions, including artificial intelligence, or AI, based solutions and changes to the market for our solutions compared to our expectations; (f) quarterly fluctuations in our operating results relative to our expectations and guidance and the accuracy of our forecasts; (g) the risks and increased costs associated with managing growth and global operations, including hiring, training, retaining and motivating employees to support such growth; (h) the risks associated with our transactional business which are typically driven by End User behavior and can be influenced by external drivers outside of our control; (i) the risks associated with effectively managing our business and cost structure in an uncertain economic environment, including as a result of challenges in the financial services industry and the effects of seasonality and unexpected trends; (j) the risks associated with geopolitical instability, including acts of war or military conflict, uncertainties or discord, including the continuing war in Ukraine and rising conflicts in the Middle East, heightened risk of state-sponsored cyberattacks or cyber fraud on financial services and other critical infrastructure; (k) the risks associated with accurately forecasting and managing the impacts of any economic downturn or challenges in the financial services industry on our customers and their End Users, including in particular the impacts of any downturn on financial technology companies, or FinTechs, or alternative finance companies, or Alt-FIs, and our arrangements with them, which may provide more complex revenue arrangements for us and which may be more vulnerable to an economic downturn than our financial institution customers; (l) the challenges and costs associated with selling, implementing and supporting our solutions, particularly for larger customers with more complex requirements and longer implementation processes, including risks related to the timing and predictability of sales of our solutions and the impact that the timing of bookings may have on our revenue and financial performance in a period; (m) the risk that errors, interruptions or delays in our solutions or Web hosting negatively impacts our business and sales; (n) the risks associated with the migration of a significant portion of the computing, storage and processing of our digital banking platform solutions from our third-party data centers to third-party public cloud service providers; (o) the difficulties and risks associated with developing and selling complex new solutions and enhancements, including those using AI with the technical and regulatory specifications and functionality required by our customers and relevant governmental authorities; (p) the risks associated with operating within and selling into a regulated industry, including risks related to evolving regulation of, and litigation with respect to, AI and machine learning, the receipt, collection, storage, processing and transfer of data and increased regulatory scrutiny on financial technology and related services, including specifically on banking-as-a-service, or BaaS, services; (q) the risks associated with our sales and marketing capabilities, including partner relationships and the length, cost and unpredictability of our sales cycle; (r) the risks inherent in third-party technology and implementation partnerships including defects, failures or interruptions in third-party services or solutions, that could cause harm to our business; (s) the risk that we will not be able to maintain historical contract terms such as pricing and duration; (t) the general risks associated with the complexity of our customer arrangements and our solutions; (u) the risks associated with integrating acquired companies and successfully selling and maintaining their solutions; (v) litigation related to intellectual property and other matters and any related claims, negotiations and settlements; (w) the risks associated with further consolidation in the financial services industry; (x) the risks associated with selling our solutions internationally and with the continued expansion of our international operations; and (y) the risk that our debt repayment obligations may adversely affect our financial condition and that we may not be able to obtain capital when desired or needed on favorable terms.

Additional information relating to the uncertainty affecting the Q2 business is contained in Q2's filings with the Securities and Exchange Commission, including our quarterly report on Form 10-Q for the second quarter of 2025 and our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 12, 2025. These documents are available on the SEC Filings section of the Investor Relations section of Q2's website at http://investors.Q2.com/. These forward-looking statements represent Q2's expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Q2 disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

Q2 Holdings, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	June 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$414,275	$358,560
Restricted cash	1,742	2,233
Investments	117,797	88,066
Accounts receivable, net	60,323	42,084
Contract assets, current portion, net	8,033	7,888
Prepaid expenses and other current assets	20,321	23,512
Deferred solution and other costs, current portion	27,025	26,611
Deferred implementation costs, current portion	10,230	9,706
Total current assets	659,746	558,660
Property and equipment, net	27,070	31,528
Right of use assets	29,535	30,402
Deferred solution and other costs, net of current portion	27,492	28,116
Deferred implementation costs, net of current portion	28,342	26,408
Intangible assets, net	86,769	94,633
Goodwill	512,869	512,869
Contract assets, net of current portion and allowance	11,296	9,483
Other long-term assets	2,294	2,696
Total assets	$1,385,413	$1,294,795

Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued liabilities	$50,043	$60,542
Convertible notes, current portion	493,438	190,331
Deferred revenues, current portion	179,438	137,700
Lease liabilities, current portion	9,362	10,327
Total current liabilities	732,281	398,900
Convertible notes, net of current portion	—	302,115
Deferred revenues, net of current portion	25,285	27,281
Lease liabilities, net of current portion	36,524	38,346
Other long-term liabilities	6,988	10,357
Total liabilities	801,078	776,999

Stockholders' equity:
Common stock	6	6
Additional paid-in capital	1,233,480	1,183,893
Accumulated other comprehensive loss	(1,438)	(1,873)
Accumulated deficit	(647,713)	(664,230)
Total stockholders' equity	584,335	517,796
Total liabilities and stockholders' equity	$1,385,413	$1,294,795

Q2 Holdings, Inc.
Condensed Consolidated Statements Of Comprehensive Income (Loss)
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

Revenues	$195,148	$172,890	$384,883	$338,398
Cost of revenues (1)	90,584	86,063	179,329	169,319
Gross profit	104,564	86,827	205,554	169,079

Operating expenses:
Sales and marketing	27,037	27,733	53,564	53,178
Research and development	36,914	35,759	74,767	70,621
General and administrative	31,034	31,283	63,356	61,459
Amortization of acquired intangibles	—	4,788	93	9,616
Lease and other restructuring charges	(261)	967	1,745	2,093
Total operating expenses	94,724	100,530	193,525	196,967
Income (loss) from operations	9,840	(13,703)	12,029	(27,888)
Total other income, net	3,657	2,732	6,708	4,629
Income (loss) before income taxes	13,497	(10,971)	18,737	(23,259)
Provision for income taxes	(1,733)	(2,089)	(2,220)	(3,644)
Net income (loss)	$11,764	$(13,060)	$16,517	$(26,903)
Other comprehensive income (loss):
Unrealized gain (loss) on available-for-sale investments	(53)	51	(77)	177
Foreign currency translation adjustment	335	49	512	(272)
Comprehensive income (loss)	$12,046	$(12,960)	$16,952	$(26,998)

Net income (loss) per common share
Basic	$0.19	$(0.22)	$0.27	$(0.45)
Diluted	$0.18	$(0.22)	$0.25	$(0.45)
Weighted average common shares outstanding
Basic	62,353	60,162	61,790	59,804
Diluted	69,642	60,162	64,963	59,804

(1) Includes amortization of acquired technology of $5.5 million for each of the three months ended June 30, 2025 and 2024, and $11.0 million for each of the six months ended June 30, 2025 and 2024.

Q2 Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2025	2024
Cash flows from operating activities:
Net income (loss)	$16,517	$(26,903)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Amortization of deferred implementation, solution and other costs	14,566	13,115
Depreciation and amortization	27,275	35,168
Amortization of debt issuance costs	1,086	991
Amortization of premiums and discounts on investments	(835)	(443)
Stock-based compensation expense	43,510	45,132
Deferred income taxes	(1,303)	944
Other non-cash items	146	496
Changes in operating assets and liabilities:	(8,790)	(19,034)
Net cash provided by operating activities	92,172	49,466
Cash flows from investing activities:
Net maturities (purchases) of investments	(28,973)	26,745
Purchases of property and equipment	(2,095)	(2,856)
Capitalized software development costs	(10,549)	(11,835)
Net cash provided by (used in) investing activities	(41,617)	12,054
Cash flows from financing activities:
Proceeds from exercise of stock options and ESPP	4,218	11,448
Net cash provided by financing activities	4,218	11,448
Effect of exchange rate changes on cash, cash equivalents and restricted cash	451	(260)
Net increase in cash, cash equivalents and restricted cash	55,224	72,708
Cash, cash equivalents and restricted cash, beginning of period	360,793	233,632
Cash, cash equivalents and restricted cash, end of period	$416,017	$306,340

Q2 Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
GAAP gross profit	$104,564	$86,827	$205,554	$169,079
Stock-based compensation	2,062	3,400	5,280	6,565
Amortization of acquired technology	5,504	5,504	11,009	11,008
Lease and other restructuring charges	173	588	317	595
Non-GAAP gross profit	$112,303	$96,319	$222,160	$187,247

Non-GAAP gross margin:
Non-GAAP gross profit	$112,303	$96,319	$222,160	$187,247
Revenues	195,148	172,890	384,883	338,398
Non-GAAP gross margin	57.5%	55.7%	57.7%	55.3%

GAAP sales and marketing expense	$27,037	$27,733	$53,564	$53,178
Stock-based compensation	(3,989)	(4,469)	(7,441)	(8,340)
Non-GAAP sales and marketing expense	$23,048	$23,264	$46,123	$44,838

GAAP research and development expense	$36,914	$35,759	$74,767	$70,621
Stock-based compensation	(4,161)	(4,625)	(8,203)	(8,468)
Non-GAAP research and development expense	$32,753	$31,134	$66,564	$62,153

GAAP general and administrative expense	$31,034	$31,283	$63,356	$61,459
Stock-based compensation	(12,288)	(11,837)	(22,586)	(21,759)
Non-recurring legal settlements	—	—	(1,750)	—
Non-GAAP general and administrative expense	$18,746	$19,446	$39,020	$39,700

GAAP operating income (loss)	$9,840	$(13,703)	$12,029	$(27,888)
Stock-based compensation	22,500	24,331	43,510	45,132
Amortization of acquired technology	5,504	5,504	11,009	11,008
Amortization of acquired intangibles	—	4,788	93	9,616
Lease and other restructuring charges	(88)	1,555	2,062	2,688
Non-recurring legal settlements	—	—	1,750	—
Non-GAAP operating income	$37,756	$22,475	$70,453	$40,556

Reconciliation of GAAP net income (loss) to adjusted EBITDA:
GAAP net income (loss)	$11,764	$(13,060)	$16,517	$(26,903)
Stock-based compensation	22,500	24,331	43,510	45,132
Depreciation and amortization	13,555	17,645	27,275	35,168
Lease and other restructuring charges	(88)	1,555	2,062	2,688
Non-recurring legal settlements	—	—	1,750	—
Provision for income taxes	1,733	2,089	2,220	3,644
Interest and other income, net	(3,666)	(2,689)	(6,826)	(4,625)
Adjusted EBITDA	$45,798	$29,871	$86,508	$55,104

Adjusted EBITDA margin	23.5%	17.3%	22.5%	16.3%

Q2 Holdings, Inc.
Reconciliation of Free Cash Flow
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2025	2024
Net cash provided by operating activities	$92,172	$49,466
Purchases of property and equipment	(2,095)	(2,856)
Capitalized software development costs	(10,549)	(11,835)
Free cash flow	$79,528	$34,775

MEDIA CONTACT:	INVESTOR CONTACT:
Jack McBee	Josh Yankovich
Q2 Holdings, Inc.	Q2 Holdings, Inc.
M: +1-210-854-7974	O: +1-512-682-4463
jack.mcbee@Q2.com	josh.yankovich@Q2.com